UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SECUREWORKS CORP.

(Exact name of registrant as specified in its charter)

Delaware	56-2015395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Concourse Parkway NE Suite 500 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-208596

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the registrant’s Class A common stock, par value $0.01 per share, registered hereby is set forth under the caption “Description of Our Capital Stock” in the registrant’s registration statement on Form S-1 (File No. 333-208596) filed with the Securities and Exchange Commission on April 11, 2016, as thereafter amended (the “Registration Statement”), which is incorporated herein by reference. Any prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 19, 2016	SECUREWORKS CORP. (Registrant)

	By:	/s/ R. Wayne Jackson
	Name:	R. Wayne Jackson
	Title:	Chief Financial Officer

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